                 Exhibit 99.1
                                             NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts:
Media	Analysts
Anthony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2023 Results

•Third Quarter Diluted Earnings Per Share were $1.87 in 2023 vs. $1.74 in 2022
•Guidance Range for 2023 Narrowed to $4.30 to $4.45 per Diluted Share from $4.25 to $4.45

ST. LOUIS (November 8, 2023) — Ameren Corporation (NYSE: AEE) today announced third quarter 2023 net income attributable to common shareholders of $493 million, or $1.87 per diluted share, compared to third quarter 2022 net income attributable to common shareholders of $452 million, or $1.74 per diluted share.
Third quarter 2023 results reflected earnings on increased infrastructure investments made across all business segments driven by strong execution of the company's strategy. Earnings were positively impacted by new Ameren Missouri electric service rates effective July 9, 2023. Ameren Illinois Electric Distribution earnings increased as a result of a higher allowed return on equity (ROE) due to higher projected average annual 30-year U.S. Treasury bond yields in 2023. Ameren Parent earnings benefited from lower income tax expense due, in part, to the effect of favorable market returns on company-owned life insurance (COLI) investments. These favorable factors were partially offset by the absence of an energy efficiency performance incentive at Ameren Missouri compared to the year-ago quarter and by increased interest expense at Ameren Parent, primarily due to higher short-term debt rates. Finally, 2023 earnings per share reflected higher weighted-average basic common shares outstanding.
“Execution of our strategy, including significant investments in energy infrastructure, continues to drive value for our customers," said Martin J. Lyons, Jr., chairman, president and chief executive officer of Ameren Corporation. "In addition, due to strong year to date performance, we are narrowing our 2023 earnings per share guidance range to $4.30 to $4.45."
"We remain focused on sustainability for the benefit of all stakeholders. This includes delivering safe, reliable and affordable electric and natural gas services to our customers while executing a growth strategy tied to a responsible clean energy transition," added Lyons. "Our 2023 Ameren Missouri Integrated Resource Plan outlines our least-cost approach to reliably meet customers' rising energy needs in an environmentally responsible manner."

Ameren recorded net income attributable to common shareholders for the nine months ended September 30, 2023, of $994 million, or $3.78 per diluted share, compared to net income attributable to common shareholders for the nine months ended September 30, 2022, of $911 million, or $3.51 per diluted share.
The increase in year-over-year nine month earnings reflected increased infrastructure investments made across all business segments. Earnings were positively impacted by new Ameren Missouri electric service rates effective July 9, 2023. Earnings were also favorably impacted by lower Ameren Missouri and Ameren Illinois Natural Gas operations and maintenance expenses, which included the effect of favorable market returns on COLI investments. Ameren Illinois Electric Distribution earnings increased as a result of a higher allowed ROE due to a higher projected average annual 30-year U.S. Treasury bond yield in 2023. In addition, Ameren Parent earnings benefited from lower income tax expense due, in part, to the effect of favorable market returns on COLI investments. These factors were partially offset by lower Ameren Missouri electric retail sales, primarily driven by weather, and increased interest expense at Ameren Missouri and Ameren Parent. Finally, 2023 earnings per share reflected higher weighted-average basic common shares outstanding.
Earnings Guidance
Today, Ameren narrowed its 2023 earnings guidance range to $4.30 to $4.45 per diluted share compared to the prior range of $4.25 to $4.45 per diluted share. Earnings guidance for 2023 assumes normal temperatures for the last three months of the year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic and capital market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri third quarter 2023 earnings were $411 million, compared to third quarter 2022 earnings of $397 million. The year-over-year improvement reflected earnings on increased infrastructure investments and new electric service rates effective July 9, 2023. These factors were partially offset by the absence of an energy efficiency performance incentive and lower electric retail sales. Earnings were also lower due to higher operations and maintenance expenses primarily due to storms and increased interest expense.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution third quarter 2023 earnings were $66 million, compared to third quarter 2022 earnings of $51 million. The year-over-year improvement reflected earnings on increased infrastructure investments and a higher allowed ROE based on a higher projected average annual 30-year U.S. Treasury bond yield in 2023.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas third quarter 2023 reflected a loss of $5 million, compared to third quarter 2022 loss of $4 million. The year-over-year comparison reflected earnings on increased infrastructure investments offset by higher depreciation and amortization expenses.

Ameren Transmission Segment Results
Ameren Transmission third quarter 2023 earnings were $86 million, compared to third quarter 2022 earnings of $78 million. The year-over-year improvement reflected earnings on increased infrastructure investments.
Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for the third quarter of 2023 reflected a loss of $65 million, compared to a third quarter 2022 loss of $70 million. The year-over-year improvement reflected lower tax expense due, in part, to the effect of favorable market returns on COLI investments, partially offset by increased interest expense, primarily due to higher short-term debt rates.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, Nov. 9, to discuss 2023 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Latest Quarterly Results," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on X at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2022, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from the Missouri Public Service Commission (MoPSC) staff review of the planned Rush Island Energy Center retirement, Ameren Missouri's proposed customer energy-efficiency plan under the Missouri Energy Efficiency Investment Act (MEEIA) filed with the MoPSC in March 2023, Ameren Illinois' Multi-Year Rate Plan (MYRP) electric distribution service regulatory rate review filed in January 2023 with the Illinois Commerce Commission (ICC), Ameren Illinois' natural gas regulatory rate review filed in January 2023 with the ICC, Ameren Illinois' electric distribution service revenue requirement reconciliation adjustment request filed with the ICC in April 2023, and the August 2022 United States Court of Appeals for the District of Columbia Circuit ruling that vacated the Federal Energy Regulatory Commission's (FERC) Midcontinent Independent System Operator, Inc. (MISO), ROE-determining orders and remanded the proceedings to the FERC;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed ROEs, within frameworks established by our regulators, while maintaining affordability of our services for our customers;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its electric distribution service under the Illinois Energy Infrastructure Modernization Act (IEIMA), which established and allows for a reconciliation of electric distribution service rates through 2023, its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect and duration of Ameren Illinois’ election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement in connection with Ameren Missouri’s election to use the plant-in-service accounting (PISA);
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, integrated resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost margins in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCNs) from the MoPSC or any other required approvals for the addition of renewable resources;
•Ameren Missouri’s ability to use or transfer federal production and investment tax credits related to renewable energy centers; the cost of wind, solar, and other renewable generation and storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations (RTO) at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, large-scale long-cycle battery storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, foreign trade, and energy policies;
•the effects of changes in federal, state, or local tax laws or rates, including the effects of the Inflation Reduction Act (IRA) and the 15% minimum tax on adjusted financial statement income, as well as additional regulations, interpretations, amendments, or technical corrections to or in connection with the IRA, and challenges, if any, to the tax positions we have taken as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from primarily one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center assemblies;
•the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance, or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;

•business, economic, and capital market conditions, including the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during the transition to clean energy generation by Ameren Missouri and the electric utility industry, including within the MISO, as well as our ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws and new, more stringent, or changing requirements, including those related to New Source Review, carbon dioxide, nitrogen oxide and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;
•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;
•the impact of adopting new accounting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other health events, and their impacts on our results of operations, financial position, and liquidity; and
•the impacts of the Russian invasion of Ukraine and the Israel-Hamas war, related sanctions imposed by the U.S. and other governments, and any broadening of such conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services, the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, and other impacts on business, economic, and geopolitical conditions, including inflation.

New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Revenues:
Electric	$1,921	$2,140	$5,096	$4,971
Natural gas	139	166	786	940
Total operating revenues	2,060	2,306	5,882	5,911
Operating Expenses:
Fuel	158	117	423	376
Purchased power	272	563	1,095	1,058
Natural gas purchased for resale	30	58	280	431
Other operations and maintenance	470	475	1,368	1,427
Depreciation and amortization	369	350	1,024	965
Taxes other than income taxes	147	144	398	415
Total operating expenses	1,446	1,707	4,588	4,672
Operating Income	614	599	1,294	1,239
Other Income, Net	101	58	261	180
Interest Charges	152	126	413	356
Income Before Income Taxes	563	531	1,142	1,063
Income Taxes	69	78	144	148
Net Income	494	453	998	915
Less: Net Income Attributable to Noncontrolling Interests	1	1	4	4
Net Income Attributable to Ameren Common Shareholders	$493	$452	$994	$911

Earnings per Common Share – Basic	$1.88	$1.75	$3.79	$3.53

Earnings per Common Share – Diluted	$1.87	$1.74	$3.78	$3.51

Weighted-average Common Shares Outstanding – Basic	262.8	258.4	262.5	258.2
Weighted-average Common Shares Outstanding – Diluted	263.4	259.5	263.2	259.3

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$8	$10
Accounts receivable - trade (less allowance for doubtful accounts)	597	600
Unbilled revenue	360	446
Miscellaneous accounts receivable	65	54
Inventories	760	667
Current regulatory assets	157	354
Investment in industrial development revenue bonds	—	240
Current collateral assets	13	142
Other current assets	124	155
Total current assets	2,084	2,668
Property, Plant, and Equipment, Net	32,938	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,042	958
Goodwill	411	411
Regulatory assets	1,772	1,426
Pension and other postretirement benefits	470	411
Other assets	882	768
Total investments and other assets	4,577	3,974
TOTAL ASSETS	$39,599	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$849	$340
Short-term debt	1,340	1,070
Accounts and wages payable	955	1,159
Taxes accrued	209	59
Other current liabilities	664	738
Total current liabilities	4,017	3,366
Long-term Debt, Net	13,829	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	4,068	3,804
Regulatory liabilities	5,336	5,309
Asset retirement obligations	761	763
Other deferred credits and liabilities	416	340
Total deferred credits and other liabilities	10,581	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,900	6,860
Retained earnings	4,144	3,646
Accumulated other comprehensive loss	(4)	(1)
Total shareholders’ equity	11,043	10,508
Noncontrolling Interests	129	129
Total equity	11,172	10,637
TOTAL LIABILITIES AND EQUITY	$39,599	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities:
Net income	$998	$915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,063	1,016
Amortization of nuclear fuel	56	46
Amortization of debt issuance costs and premium/discounts	12	17
Deferred income taxes and investment tax credits, net	128	137
Allowance for equity funds used during construction	(39)	(31)
Stock-based compensation costs	21	18
Other	12	63
Changes in assets and liabilities	(220)	(582)
Net cash provided by operating activities	2,031	1,599
Cash Flows From Investing Activities:
Capital expenditures	(2,571)	(2,437)
Nuclear fuel expenditures	(63)	(22)
Purchases of securities – nuclear decommissioning trust fund	(156)	(176)
Sales and maturities of securities – nuclear decommissioning trust fund	136	163
Other	(2)	14
Net cash used in investing activities	(2,656)	(2,458)
Cash Flows From Financing Activities:
Dividends on common stock	(496)	(457)
Dividends paid to noncontrolling interest holders	(4)	(4)
Short-term debt, net	272	675
Maturities of long-term debt	(100)	(450)
Issuances of long-term debt	997	1,118
Issuances of common stock	28	29
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(12)	(11)
Other	(10)	—
Net cash provided by financing activities	655	884
Net change in cash, cash equivalents, and restricted cash	30	25
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of period	$246	$180

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,691	3,780	9,942	10,688
Commercial	3,796	3,803	10,300	10,551
Industrial	1,071	1,085	3,010	3,096
Street lighting and public authority	16	17	51	54
Ameren Missouri retail load subtotal	8,574	8,685	23,303	24,389
Off-system	1,108	1,531	3,379	6,100
Ameren Missouri total	9,682	10,216	26,682	30,489
Ameren Illinois Electric Distribution
Residential	3,207	3,270	8,270	9,098
Commercial	3,266	3,273	8,836	8,979
Industrial	2,847	2,888	8,126	8,311
Street lighting and public authority	96	101	295	314
Ameren Illinois Electric Distribution total	9,416	9,532	25,527	26,702
Eliminate affiliate sales	—	(46)	—	(140)
Ameren Total	19,098	19,702	52,209	57,051
Electric Revenues (in millions):
Ameren Missouri
Residential	$590	$564	$1,274	$1,267
Commercial	468	430	1,026	968
Industrial	107	99	243	229
Other, including street lighting and public authority	3	22	60	101
Ameren Missouri retail load subtotal	$1,168	$1,115	$2,603	$2,565
Off-system sales and capacity	51	223	375	401
Ameren Missouri total	$1,219	$1,338	$2,978	$2,966
Ameren Illinois Electric Distribution
Residential	$330	$407	$1,049	$954
Commercial	189	233	582	571
Industrial	40	47	136	145
Other, including street lighting and public authority	(1)	(15)	(45)	(29)
Ameren Illinois Electric Distribution total	$558	$672	$1,722	$1,641
Ameren Transmission
Ameren Illinois Transmission(a)	$136	$117	$363	$320
ATXI	53	53	150	146
Eliminate affiliate revenues	(1)	(1)	(1)	(1)
Ameren Transmission total	$188	$169	$512	$465
Other and intersegment eliminations(a)	(44)	(39)	(116)	(101)
Ameren Total	$1,921	$2,140	$5,096	$4,971
(a)Includes $33 million, $31 million, $87 million, and $75 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Gas Sales - dekatherms (in millions):
Ameren Missouri	2	2	13	15
Ameren Illinois Natural Gas	25	27	115	129
Ameren Total	27	29	128	144
Gas Revenues (in millions):
Ameren Missouri	$18	$21	$123	$130
Ameren Illinois Natural Gas	122	146	665	811
Eliminate affiliate revenues	(1)	(1)	(2)	(1)
Ameren Total	$139	$166	$786	$940
		September 30,		December 31,
		2023		2022
Common Stock:
Shares outstanding (in millions)		262.9		262.0
Book value per share		$42.00		$40.11